Exhibit 99.5

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of August 29, 2006 (the “Effective Date”), by and between Teragenix Corporation, a Florida corporation (the “Company”), and Joseph Mauro (“Executive”) (together, the “Parties”).

INTRODUCTION

WHEREAS, the shareholders of the Company and HemaCare Corporation, a California corporation (“HemaCare”) are entering into that certain Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company and Executive enter into this Agreement; and

WHEREAS, the Company desires to employ Executive as of the Effective Date and Executive desires to accept employment with the Company on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the Parties contained in this document, the Company and Executive agree as follows:

1.                                       Employment.

(a)                                  Title; Duties.  During the Term, Executive will serve as Division President of the Company, and will report directly to HemaCare’s President and Chief Executive Officer (“CEO”).  Executive shall have such duties consistent with that of a President that may from time to time be designated or assigned to Executive pursuant to the directives of HemaCare’s President and CEO.  Executive shall perform faithfully the duties assigned to him to the best of his ability.

(b)                                 Other Activities.  During the Term, Executive shall devote his entire productive business time and attention to his duties on the Company’s behalf except for sick leave, vacations and approved leaves of absence; provided, however, that nothing in this Agreement shall prohibit Executive from (i) serving as a director of any entity or business enterprise which is not in direct competition with the business of the Company or any present or future affiliate of the Company and which does not create a real or perceived conflict of interest, (ii) otherwise participating in educational, welfare, social, religious and civic organizations or (iii) making any investments (other than “passive investments,” as defined below) in the securities of any entity or business enterprise which is not in direct competition with the business of the Company or any present or future affiliate of the Company and which does not create a real or perceived conflict of interest; provided, that Executive obtains the prior approval of the CEO with respect to any position described in clause (i) of this Section 1(b) and any investment (other than any “passive investments”) described in clause (iii) of this Section 1(b), which approval shall not be unreasonably withheld, delayed or conditioned.  An investment shall be considered a “passive investment” to the extent that such securities (x) are actively traded on a United States national securities exchange, on the NASDAQ National Market System or Small Cap Market System, on the OTC Bulletin Board, or on any foreign securities exchange, and (y) represent, at the time such investment is made, less than five percent (5%) of the aggregate voting power of such entity or business enterprise.

2.                                       Employment Term.  Subject to Section 9, Executive’s employment hereunder shall be for a term of thirty-six (36) months commencing on the Effective Date and expiring at the close of business on the day prior to the thirty-six (36) month anniversary of the Effective Date (the “Term”).  This Agreement shall automatically renew for successive one (1) year periods following the initial Term and any extensions thereof, if applicable, unless either party provides written notice to the other party not less than ninety (90) days prior to the end of the then-existing Term, that such party does not desire the Term to automatically renew, in which event this Agreement shall terminate as of the last day of the then-existing Term.

3.                                       Place of Employment.  Executive’s services shall be performed at the Company’s principal executive offices located at 5440 NW 33rd Avenue, Suite 108, Ft. Lauderdale, Florida 33309 or such other place as the Company and Executive shall mutually agree.

4.                                       Salary.  For all services rendered by Executive hereunder and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and Executive shall accept, as full compensation, the amounts set forth in this Section 4.

a.                                       Base Salary.  For all services to be rendered by Executive pursuant to this Agreement, the Company agrees to pay Executive a base salary (the “Base Salary”) of One Hundred and Seventy-Five Thousand Dollars ($175,000.00) on an annualized basis.  The Base Salary shall be paid in accordance with the Company’s regular payroll practices.  All amounts payable shall be reduced by standard withholding and other authorized deductions.  The Company, in its sole discretion, may increase (but not decrease) the Base Salary from time to time, provided, however, that commencing January 1, 2008, the Base Salary shall increase at a minimum level of 3% per annum during each year of the Term.

b.                                      Bonus.  Executive shall be eligible for a bonus of up to 20% of the Base Salary (the “Bonus”), starting in calendar year 2007, upon the achievement of specific goals and objectives, as determined in the sole discretion of HemaCare’s President and Chief Executive Officer.  The Bonus structure will put 100% of Executive’s Bonus potential at risk each year.  Executive must be employed by the Company at the time of payment to be eligible to receive any Bonus.

c.                                       Car Allowance.  During the Term, Executive shall receive a car allowance equal to $1,250 per month.

d.                                      Life Insurance.  The Company agrees to pay a whole life insurance policy for the Employee with a face amount equal to one times Executive’s salary.

e.                                       Deductions.  The Company shall deduct from the compensation described in Sections 4(a) and 4(b) any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.

f.                                         Disability Adjustment.  Any compensation otherwise payable to Executive pursuant to Sections 4(a) and 4(b) in respect of any period during which Executive is Disabled (as defined in Section 9(d)) shall be reduced by any amounts payable to Executive for loss of earnings or the like under any insurance plan or policy sponsored by the Company.

5.                                       Expenses.  The Company shall from time to time pay or reimburse Executive for the reasonable and necessary expenses incurred by Executive in connection with the performance of his duties hereunder if (a) such expenses have been previously approved by the Company or reimbursement is otherwise appropriate in accordance with the Company’s established policies and (b) the Company receives such verification thereof as the Company may require in order to qualify such expenses as deductible business expenses.

6.                                       Other Benefits.  In addition to his compensation provided by the foregoing, so long as Executive is employed by the Company, Executive shall be entitled to all of the benefits available (a) generally to Company employees pursuant to Company programs, and/or (b) to senior level executives at the Company, including, by way of illustration, personal leave, paid holidays, sick leave, profit-sharing, retirement, disability, dental, vision, group sickness, accident or health insurance programs or equity incentive plans of the Company which may now or hereafter be in effect, or in any other or additional such programs which may be established by the Company, as and to the extent any such programs are or may from time to time be in effect, as determined by the Company.  The Company shall implement and maintain a health and medical plan as soon as is reasonably practical after the execution of this Agreement and maintain such plan throughout the Term.  The Company shall have the right to amend, reduce or completely terminate any or all such plans by duly authorized action respecting all employees covered by such plans as a group.

7.                                       Vacations and Holidays.  During each calendar year, Executive shall accrue compensated personal time off (“PTO”) at the rate of twenty-nine (29) days per year.  If Executive’s earned but unused PTO reaches forty-eight (48) days, Executive will not continue to accrue additional PTO time until he uses sufficient PTO to fall below this maximum amount.  Thereafter, Executive shall start earning PTO benefits again until the forty-eight (48) day maximum is again reached.  Any accrued but unused PTO time will be paid to Executive on a pro rata basis at termination of employment for any reason.  Executive shall not be compensated for holidays (other than as part of the PTO system).

8.                                       Other Activities.  Executive shall, during the term of his employment by the Company, devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties assigned to him pursuant to this Agreement.

9.                                       Termination.  The Company may terminate Executive’s employment for any reason or no reason, with or without Cause (as defined below), with the consequences described in Section 10 of this Agreement.  Executive may terminate his employment with Good Reason (as defined below) by giving the Company thirty (30) days’ advance written notice.  Upon termination of Executive’s employment with the Company, Executive’s rights under any applicable benefit plans shall be determined under the provisions of those plans.

a.                                       Death.  Executive’s employment shall terminate immediately in the event of his death.

b.                                      Cause.  Subject to Executive’s failure to cure a breach in the manner and time described below, the Company may terminate Executive’s employment for Cause immediately. As used in this Agreement, the term “for Cause” shall be limited to a termination for the following acts by Executive:  (i) misappropriation or embezzlement of the funds or property of the Company or any subsidiary, falsification of any Company or subsidiary documents or records or any unauthorized attempt by the Executive to take any business or business opportunities of the Company or any subsidiary for his or her own personal gain; (ii) Executive’s failure or inability to perform any material duties contemplated by this Agreement for a period of thirty (30) days, except in the event that the Executive is determined to have a Disability (as defined in Section 9(d)) or in the event of Executive’s death; (iii) grossly negligent, reckless or willful misconduct or insubordination in connection with Executive’s performance of his duties; (iv) any material breach by Executive of any agreement (including this Agreement or the Confidentiality Agreement (as defined in Section 11)) between Executive and the Company; (v) Executive’s conviction (including any plea of guilty or nolo contendere) of any felony, any misdemeanor involving dishonesty or fraud, or any other criminal act that impairs or could impair Executive’s ability to perform his or her duties; (vi) the Executive’s material violation of Company policies, including, without limitation, policies on prohibition of unlawful harassment or (vii) any illegal drug or illegal substance abuse, illegal drug or illegal substance addiction, or chronic addiction to alcohol on the part of Executive, other than any use of medication prescribed by a doctor.  The determination of Cause shall be made by HemaCare’s President and Chief Executive Officer in her reasonable discretion.  Anything herein to the contrary notwithstanding, as to any termination based upon clause (iii) above, the Company shall give the Executive written notice prior to terminating this Agreement of the Executive’s employment, setting forth a general description of the grounds for termination and the conduct required to cure such grounds for termination.  The Executive shall have thirty (30) days from the receipt of such notice within which to cure any such grounds for termination to the satisfaction of the Company, which shall be determined by the Company in its reasonable discretion.

c.                                       Termination by Executive for “Good Reason”.  Subject to the provisions outlined below, at any time after the date Executive commences employment under this Agreement, upon thirty (30) days’ advance written notice to the Company of his intent to terminate the Agreement, Executive shall have the right to terminate his employment under this Agreement for “Good Reason”.  For purposes of this Agreement, “Good Reason” is defined as any one of the following:  (i) the Company fails to comply with the provisions hereof governing compensation and benefits to Executive, (ii) the Company moves the Company’s office location in violation of Section 3, (iii) the Company fails to maintain Executive in the position of Division President (or a comparable position) described in Section 1 or materially diminishes his duties or responsibilities in such positions, (iv) the Company materially breaches any other provision of this Agreement or any other written agreement with Executive, or (v) conduct by the Company occurs that would cause Executive to commit fraudulent acts or would expose Executive to criminal liability; provided, however, that it shall not constitute Good Reason unless Executive shall have provided the Company with written notice of its alleged actions constituting Good Reason (which notice shall specify in reasonable detail the particulars of such Good Reason) and the Company has not cured any such alleged Good Reason within thirty (30) days of the Company’s receipt of such written notice.

d.                                      Disability.  The Company may terminate Executive’s employment for Disability by giving Executive three (3) days’ advance written notice.  For all purposes under this Agreement, “Disability” shall mean that Executive, at the time such notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than three (3) consecutive months (or after four (4) months in the aggregate during a twelve-month period, whether consecutive or not) as the result of his incapacity due to physical or mental illness.  A determination of Disability shall be made by the Board in consultation with a physician reasonably satisfactory to Executive (or his representative) and the Company, and Executive shall cooperate with the efforts to make such determination. Any such determination shall be conclusive and binding on the Parties for the purposes of this Agreement.

10.                                 Termination Benefits.  Upon the termination of Executive’s employment, Executive shall be entitled to receive:

a.                                       Death or Disability.  Executive shall be entitled to the following:

(i)                  Payment of any Base Salary accrued but unpaid as of the date of death or termination for Disability;

(ii)               Payments in accordance with any disability insurance policy maintained by the Company and payment of Base Salary to the extent required to ensure that Executive receives the full amount of Base Salary through the combined payments under disability insurance (whether pursuant to a disability insurance policy provided by the Company, or pursuant to state disability benefits) and salary payments from the Company, for the remainder of the Term;

(iii)            Reimbursement for any unpaid expenses incurred in accordance with Section 5; and

(iv)           Payment of any and all earnouts, or other consideration amounts that the Company is obligated to pay pursuant to the Stock Purchase Agreement (but only if actually earned, and such amounts shall be paid on the date(s) provided in the Stock Purchase Agreement), and any bonuses earned as of the date of termination pursuant to Section 4(b) of this Agreement.

b.                                      Termination for Cause.  Executive shall be entitled to receive on the date of termination any accrued but unpaid salary and shall be reimbursed for any reimbursable expenses pursuant to Section 5 that have not been reimbursed prior to such termination.

c.                                       Termination by Company Other than for Cause.  In the event the Company terminates Executive’s employment other than for Cause, Executive shall be entitled to the following:

(i)                  Payment of any Base Salary accrued but unpaid as of the date of termination;

(ii)               An amount equal to Executive’s monthly Base Salary in effect on the date of termination for a period equal to the greater of the remainder of the Term or twelve (12) months;

(iii)            The Company will pay to continue Executive’s health insurance coverage (i.e., make COBRA payments) following the date of termination other than for Cause until the earlier of (A) the greater of (1) the remainder of the Term or (2) twelve (12) months, and (B) until Executive obtains full-time employment, provided that such coverage remains available with respect to Executive; and

(iv)           Payment of any and all earnouts, or other consideration amounts payable by the Company pursuant to the Stock Purchase Agreement, whether earned or unearned, within thirty (30) days of the date of termination, and any bonuses earned as of the date of termination pursuant to Section 4(b) of this Agreement.

d.                                      Termination by Executive for “Good Reason”.  A termination for Good Reason shall have the same consequences as provided in Section 10(c) for a termination other than for Cause.

e.                                       Voluntary Termination by Executive.  A termination of employment by Executive on his own initiative, other than a termination due to death or Disability or for Good Reason, shall have the same consequences as provided in Section 10(b) for a termination for Cause.

f.                                         Other Benefits.  Except as expressly set forth herein or pursuant to the terms of the Company’s written employee benefit plans and policies in effect at the time of such termination, Executive shall not be entitled to any pay or benefits upon his termination.

11.                                 Proprietary Information and Inventions Agreement.  Executive has signed a Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”) substantially in the form attached hereto as Exhibit A.  Executive hereby represents and warrants to the Company that he has complied with all of the obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement and/or Executive’s employment relationship with the Company.

12.                                 Indemnification.  During the Term, the Company shall indemnify Executive and hold Executive harmless from and against all claims, actions, suits, proceedings, liabilities, damages, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) which may be incurred by Executive in connection with the performance of his duties hereunder, to the fullest extent permitted by applicable law and to the same extent provided to any other senior executive officer of the Company, except with respect to any Losses suffered by Executive in connection with the transactions contemplated by the Stock Purchase Agreement.  Expenses advanced to Executive under this Section 12 shall be repaid by Executive on demand if and to the extent such advanced expenses are found not to be lawfully indemnifiable by a competent tribunal.

13.                                 Exclusive Agreement.  Executive represents and warrants that his employment by the Company as described herein does not and shall not conflict with and is not and will not be constrained by any prior employment or consulting agreement, arrangement or relationship, whether written or oral.  Executive agrees not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of Executive’s former employers.  Executive represents that he is not in unauthorized possession or control of any materials containing confidential and proprietary or private information of a third party.

14.                                 Assignment.  This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns.  Neither this Agreement nor any right or obligation of Executive under this Agreement may be assigned or transferred by Executive to any other person or entity without the prior written consent of the Company.  The Company may assign this Agreement; provided, however, that such assignment will not relieve the Company of its obligations hereunder.

15.                                 Notices.  For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:                                      Joseph Mauro
12590 Little Palm Lane
Boca Raton, FL 33428
Facsimile No.:                      561-488-2584

If to the Company:                               c/o Judi Irving
HemaCare Corporation
21101 Oxnard Street
Woodland Hills, CA 91367

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this Section 15.  Such notices or other communications shall be effective upon the earlier of delivery or three days after they have been mailed as provided above.

16.                                 Integration.  This Agreement, and Exhibit A hereto, represent the entire agreement and understanding between the Parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the Parties hereto.

17.                                 Waiver.  Failure or delay on the part of either Party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof.  Additionally, a waiver by either Party of a breach of any promise hereof by the other Party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other Party.

18.                                 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19.                                 Headings.  The headings of the Sections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

20.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Florida.

21.                                 Counterparts; Facsimile.  This Agreement may be executed in one or more counterparts and via facsimile, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

22.                                 Arbitration.

a.                                       The Company and Executive agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance, termination or breach of this Agreement or Executive’s employment with the Company or termination of such employment, will be settled by final and binding arbitration by a single arbitrator to be held in Los Angeles County, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA Rules”) then in effect.  Without limiting any other provision herein, this Section 22 shall survive the termination of Executive’s employment with the Company and will apply to any claim, dispute, or controversy that arises during or after the termination of Executive’s employment with the Company.  Executive and the Company agree that the agreement to arbitrate under this Section 22 is subject to and enforceable under the provisions of the Federal Arbitration Act (the “FAA”), 9 U.S.C. § § I, et seq.  The arbitrator selected shall have the authority to grant Executive or the Company or both all remedies otherwise available by law, including injunctions.

b.                                      Notwithstanding anything to the contrary in the AAA Rules, the arbitration shall provide (i) for written discovery and depositions adequate to give the Parties access to documents and witnesses that are essential to the dispute and (ii) for a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based.  Consistent with applicable law, Executive and the Company shall each bear his or its own costs and attorneys’ fees incurred in conducting the arbitration and, except in such disputes where Executive asserts a claim under a state or federal statute prohibiting discrimination in employment, a claim for wrongful termination in violation of public policy, or a claim involving enforcement of rights under any statute enacted for a public reason (the “Excepted Claims”), shall split equally the fees and administrative costs charged by the arbitrator and AAA.  In disputes where Executive asserts an Excepted Claim against the Company, Executive shall be required to pay only the AAA filing fee to the extent such filing fee does not exceed the fee to file a complaint in state or federal court and the Company shall pay the balance of the arbitrator’s fees and administrative costs.

c.                                       The decision of the arbitrator will be final, conclusive and binding on the Parties to the arbitration.  The prevailing party in the arbitration, as determined by the arbitrator, shall be entitled to recover his or its reasonable attorneys’ fees and costs, including the costs or fees charged by the arbitrator and AAA.  In disputes where Executive asserts an Excepted Claim, reasonable attorneys’ fees shall be awarded by the arbitrator based on the same standard as such fees would be awarded if the Excepted Claim had been asserted in state or federal court.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

The parties hereby acknowledge that they have voluntarily negotiated the terms of this Agreement, including, without limitation, this Section 22, have consulted with counsel concerning such terms, and voluntarily agree to them.

/s/ J I	/s/ J M
Company’s Initials	Executive’s Initials

23.                                 Advice of Counsel.  The Parties represent and agree that they have carefully read and fully understand all of the provisions of this Agreement, and the terms and conditions set forth herein, and that they are voluntarily entering into this Agreement.  The Parties affirm that, prior to execution of this Agreement, they have consulted with counsel concerning the terms and conditions set forth herein or have had the opportunity to do so.

24.                                 Survival of Certain Terms.  The provisions of Sections 9, 10, 11, 14 and 22 of this Agreement shall survive the termination of this Agreement; provided, however, that the survival of such provisions after the termination of this Agreement shall in no way constitute an extension of the Term.  Except as set forth in the prior sentence, all other rights and obligations of the Parties shall cease upon termination of this Agreement.

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IN WITNESS WHEREOF, each of the Parties has executed this Employment Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

TERAGENIX CORPORATION

By:	/s/ Judi Irving
Title:	Chief Executive Officer

EXECUTIVE

By:	/s/ Joseph Mauro
Joseph Mauro

S-1

EXHIBIT A

Proprietary Information and Inventions Agreement